Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Federal Trust Corporation on Form S-1 of our report dated March 14, 2008, except for Notes (13) and (21) which are dated June 25, 2008, relating to the consolidated balance sheets, consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Federal Trust Corporation and subsidiaries.

/s/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA

Orlando, Florida

June 25, 2008